SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2007

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (I.R.S. Employer Identification Number)
3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)
(206) 256-4545
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement.
On January 1, 2007, Dendreon Corporation (the “Company”) terminated the Dendreon Corporation Change of Control Executive Severance Plan (“Change of Control Plan”) previously entered into with each of the executive officers named below. Amendments made to the form of Executive Employment Agreement (as discussed below) rendered the Change of Control Plan redundant and it was therefore terminated in accordance with all applicable laws and regulations.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Effective as of January 1, 2007, the Company entered into new Executive Employment Agreements with its officers, including its named executive officers Mitchell H. Gold, M.D., Chief Executive Officer and President, David L. Urdal, Ph.D., Senior Vice President, and Chief Scientific Officer, Gregory T. Schiffman, Senior Vice President, Chief Financial Officer and Treasurer and Richard F. Hamm, Jr., Senior Vice President, Corporate Development, General Counsel and Secretary (the “Agreements”). In connection with the entrance into the Agreements, which incorporate change of control provisions, the Company terminated its Change of Control Plan. The Agreements also reflect modifications to comply with Section 409A of the Internal Revenue Code. The form of Executive Employment Agreement is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Form of Amended Executive Employment Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Sr. Vice President, Corporate Development, General Counsel and Secretary

Date: January 4, 2007